UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2014

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-198602	To be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 19, 2014, Kearny MHC (the “MHC”) and Kearny Financial Corp., the holding company for Kearny Federal Savings Bank, provided an update on the progress of its proposed reorganization into a new stock holding company and second-step stock offering of new shares of common stock.  As a result of the passage of time from the initial date of filing of the applications with the Federal Reserve Bank of Philadelphia, and in consultation with the Federal Reserve staff, the applications were voluntarily withdrawn by the MHC with the intention of re-filing updated applications in the first quarter of 2015.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
     (d)  Exhibits.

Exhibit No.                       Description

    99.1               Press release dated December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: December 22, 2014	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer